Bellicum Appoints Jim Daly to its Board of Directors

HOUSTON, TX—May 18, 2016—Bellicum Pharmaceuticals, Inc. (Nasdaq: BLCM), a clinical stage biopharmaceutical company focused on discovering and developing novel cellular immunotherapies for cancers and orphan inherited blood disorders, today announced the appointment of Jim Daly to its Board of Directors. Mr. Daly has over 30 years of experience leading U.S. and global businesses in the biopharmaceutical industry and currently serves as a Director of ACADIA Pharmaceuticals, Halozyme Therapeutics, and Chimerix, Inc.

“We are pleased to welcome an executive with Jim’s extensive senior leadership experience to our Board of Directors,” said Tom Farrell, President and Chief Executive Officer of Bellicum. “His expertise in global marketing and commercial development, including the launch of many important therapeutics, particularly in oncology, will be invaluable as we continue to advance our pipeline of T cell immunotherapies.”

Most recently, Mr. Daly served as Executive Vice President and Chief Commercial Officer at Incyte Corporation from 2012 to 2015, where he was instrumental in commercializing and driving product growth of Jakafi®— the first drug approved by the U.S. FDA for patients with a certain chronic type of bone marrow disease. Previously, Mr. Daly worked for Amgen, Inc. and held various leadership positions over a 10-year period, including Senior Vice President, North America Commercial Operations, Global Marketing and Commercial Development. Earlier at Amgen, he also served as Vice President and General Manager of the Oncology Business Unit, and led his team to the successful launch of many products, including Aranesp®, Neulasta®, Vectibix®, Nplate®, Xgeva® and Prolia®.

Earlier in his career, Mr. Daly spent over 16 years with Glaxo Wellcome/GlaxoSmithKline (GSK) where he held roles of increasing responsibility, including Senior Vice President, General Manager, Respiratory and Anti-Infective Business Unit, and led the U.S. launch of Advair®.

Mr. Daly earned a B.S. in Pharmacy and an M.B.A. from the University at Buffalo, The State University of New York.

About Bellicum Pharmaceuticals
Bellicum is a clinical stage biopharmaceutical company focused on discovering and developing cellular immunotherapies for cancers and orphan inherited blood disorders. Bellicum is using its proprietary Chemical Induction of Dimerization (CID) technology platform to engineer and control components of the immune system. Bellicum is developing next-generation product candidates in some of the most important areas of cellular immunotherapy, including hematopoietic stem cell transplantation (HSCT), and CAR T and TCR cell therapies. More information can be found at www.bellicum.com.

Forward-Looking Statement
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Bellicum may, in some cases, use terms such as "predicts," "believes," "potential," "proposed," "continue," “designed,” "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, or current expectations concerning, among other things, our research and development activities relating to the advancement and potential commercialization of our products under development. Various factors may cause differences between Bellicum’s expectations and actual results as discussed in greater detail under the heading “Risk Factors” in Bellicum’s filings with the Securities and Exchange Commission, including without limitation our annual report on Form 10-K for the year ended December 31, 2015. Any forward-looking statements that Bellicum makes in this press release speak only as of the date of this press release. Bellicum assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investors:
Bellicum Pharmaceuticals, Inc.
Alan Musso, CFO
832-384-1116
amusso@bellicum.com

Media:
BMC Communications
Brad Miles, 646-513-3125
bmiles@bmccommunications.com